SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2009

Optimal Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada

(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)

3500 de Maisonneuve Blvd. W., 2 Place Alexis-Nihon, Suite 800, Montreal, Quebec, Canada H3Z 3C1

(Address of Principal Executive Offices, Including Zip Code)

(514) 738-8885

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2009, Optimal Payments Corp. (“OPC”), a wholly-owned subsidiary of Optimal Group Inc. (the “registrant”), entered into a Purchase and Sale Option Agreement (the “Option Agreement”) with United Bank Card, Inc. (“UBC”) and Jared Isaacman (the “Guarantor”). Under the terms of the Option Agreement, UBC has the right to cause OPC to sell (the “Call Right”), and OPC has the right to require UBC to purchase (the “Put Right”), OPC’s right to residual payments and other ancillary revenues from the processing of credit card-present transactions for a portfolio of merchant accounts (the “Purchased Rights”). The purchase price to be paid by UBC for the Purchased Rights is US$11 million (the “Purchase Price”). The Purchase Price will be subject to adjustment monthly by: (i) subtracting revenues that have been retained by OPC after deducting payment to UBC of fees relating to the servicing of the merchant accounts by UBC (described below) and (ii) adding a notional rate of 12% per annum to the resulting amount. UBC will be entitled to exercise the Call Right at any time up to December 31, 2014 and OPC will be entitled to exercise the Put Right at any time on or following the earlier of: (i) February 2, 2011 and (ii) the Sale of UBC (as defined in the Option Agreement). UBC’s obligations under the Option Agreement are being guaranteed by the Guarantor. Upon the exercise of the Call Right or the Put Right, the transaction contemplated by the Option Agreement would be completed pursuant to the terms of a Purchase Agreement between OPC and UBC, the form of which is attached to the Option Agreement.

Until the consummation of the sale of the Purchased Rights under the Option Agreement, UBC will continue to provide services in respect of the merchant accounts for OPC. In connection with these services, UBC is entitled to a monthly payment from OPC that is equal to the amount of revenues generated by the Purchased Rights for such month minus the greater of: (i) US$135,000 and (ii) 50% of such revenues.

Concurrently with the execution of the Option Agreement, UBC issued a warrant (the “Warrant”) to OPC, exercisable for nominal consideration, representing up to 3.5% of the issued and outstanding share capital of UBC. The Warrant will vest over a 30-month period as follows: (i) OPC will be entitled to exercise the Warrant for 1% of UBC’s issued and outstanding shares on or after March 2, 2010 if the Call Right has not been previously exercised; (ii) OPC will be entitled to exercise the Warrant for an additional 1% of UBC’s issued and outstanding shares on or after August 2, 2010 if the Call Right has not been previously exercised; and (iii) OPC will be entitled to exercise the Warrant for an additional 1.5% of UBC’s issued and outstanding shares on or after August 2, 2011 if neither the Put Right nor the Call Right has been previously exercised. The Warrant vesting period will accelerate upon a sale of UBC and contains customary anti-dilution provisions. Upon the exercise of the Warrant, OPC will enter into a shareholders agreement (the form of which is attached to the Warrant) with other shareholders of UBC. Under the shareholders agreement, OPC will be entitled to co-sale rights and will be subject to drag-along obligations. OPC will be able to compel UBC to repurchase, and UBC will be able to compel OPC to sell, the UBC shares held by OPC at the fair market value of such shares (as determined in accordance with the shareholders agreement) at any time 32 months after UBC has acquired the Purchased Rights.

The foregoing is a summary of the terms of the Option Agreement and the Warrant and is qualified in its entirety by reference to the Option Agreement and Warrant, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1

Purchase and Sale Option Agreement among Optimal Payments Corp., United Bank Card, Inc. and Jared Isaacman, dated as of February 2, 2009 (Certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any exhibit to the Securities and Exchange Commission upon request)

2.2	Warrant issued by United Bank Card, Inc. to Optimal Payments Corp. dated February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009	Optimal Group Inc. (Registrant)
	By:	/s/ Holden L. Ostrin
Name: Holden L. Ostrin
Title: Co-Chairman

Exhibit Index

Exhibit Number	Description

2.1

Purchase and Sale Option Agreement among Optimal Payments Corp., United Bank Card, Inc. and Jared Isaacman, dated as of February 2, 2009 (Certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any exhibit to the Securities and Exchange Commission upon request)

2.2	Warrant issued by United Bank Card, Inc. to Optimal Payments Corp. dated February 2, 2009

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